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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                                 JOHN DEERE B.V.
             (Exact name of registrant as specified in its charter)

                  The Netherlands                             00-0000000
      (State of Incorporation or Organization)             (I.R.S. Employer
                                                          Identification No.)



                  Energiestraat 16
                  NL - 5961 PT Horst
                  The Netherlands
         (Address of Principal Executive Offices)              (Zip Code)
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
     If this form relates to the registration of a class of       If this form relates to the registration of a class of
     securities pursuant to Section 12(b) of the Exchange Act     securities pursuant to Section 12(g) of the Exchange
     and is effective pursuant to General Instruction A.(c),      Act and is effective pursuant to General Instruction
     please check the following box. [X]                          A.(d), please check the following box. [  ]
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        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class             Name of Each Exchange on Which
        to be so Registered             Each Class is to be Registered
        -------------------             ------------------------------
       5 7/8% Notes due 2006                New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the Registrant's 5 7/8% Notes due April 6, 2006 to be registered hereby is contained on page S-3 and S-4 of the Prospectus Supplement dated April 3, 2001 and pages 6 through 26, inclusive, of the Prospectus, dated as of March 30, 2001, which are filed with the Commission under Rule 424 as a supplement to the Registrant's registration statement on Form S-3 (No. 333-47264), and such description is incorporated herein by this reference.



ITEM 2.   EXHIBITS

NO.       DOCUMENT

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1         The Indenture, dated as of March 30, 2001, among the Registrant, Deere
          & Company, as Guarantor, and The Chase Manhattan Bank, Trustee with respect to the 5 7/8% Notes due April 6, 2006, was filed with the Commission as Exhibit 4.5 to the Registrant's registration statement on Form S-3 (No. 333-47264) and is incorporated herein by this reference.
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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       JOHN DEERE B.V.



Date:    April 4, 2001                 By: /s/ James R. Jabanoski
                                           ---------------------------------
                                           James R. Jabanoski
                                           Principal Executive Officer, B.V.




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